Exhibit 99.1

February 1, 2010

My Fellow Shareholders,

Economic conditions are presenting opportunities and challenges that will shape our direction in 2010. At a time when many companies are scaling back, we are moving ahead with a number of initiatives and are pleased to update you on our progress.

We are excited about our new business venture and the arrangement we entered into with Crum & Forster (C&F) in September 2009. In our last letter to you, we announced a mutual agreement to terminate our 16-year treaty relationship with CNA in the AICPA-sponsored professional liability program and our entry into a new agency agreement with certain companies of Crum & Forster Holdings Corp to provide professional liability insurance to accounting firms. We have formed a new subsidiary, AmerInst Professional Services, Ltd. (APSL) to deliver marketing, underwriting, application and other services to insureds and C&F’s insurance companies. APSL is creating a streamlined direct-to-insured capability that will make it easier for targeted small firms to get better professional liability coverage for less.

Our new business plan met A. M. Best’s higher capitalization requirements, which mandate a more conservative level of risk-based capital. As a result, in December, A. M. Best affirmed AmerInst Insurance Group, Ltd.’s financial strength rating of A- (Excellent) and issuer credit rating of “a-.” A. M. Best said in a press release that: “The outlook assigned to both ratings is stable and reflects AmerInst’s strong capitalization, experienced management team and its niche expertise as a reinsurer of professional liability policies.”

APSL has officially opened an office at 4200 Commerce Ct., Suite 102, Lisle, IL 60532. The company is working closely with Crum & Forster to secure regulatory approval from the various state insurance departments and expects to be open for business in approximately 14 states shortly. We project to add more states in the months ahead. Our management team is in place under the direction of President and CEO, Kyle Nieman, who brings more than 25 years of insurance expertise to APSL. He is joined by an experienced staff of professionals who have developed technology-based systems and marketing programs for professional liability products.

This marks a new chapter in the history of AmerInst as it continues to find innovative ways to make a difference and serving our shareholders. Throughout the year, we plan to provide information about our activities and our progress, but we would also like to hear from you. Could you take a few moments and help us update our records? Do we have your firm’s correct contact information: name, address, phone numbers, email, effective insurance date? If not, please let us know. You can call us at 630-799-2000 or send an email to Peter Reimann, Vice President – Sales, at peter.reimann@amerinstpro.com.

We are committed to being the best company we can be and that means working together. For those of you who have been with us from the beginning, we thank you for your continued support and welcome your thoughts on how we can create a stronger dialog that adds value to our relationship. Please feel free to contact me at 505-998-3205 or idiamond@redw.com.

Sincerely,

Irvin F. Diamond, CPA

Chairman

Certain statements in this Chairman’s Letter are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), including but not limited to creating a streamlined direct-to-insured capability, making it easier for targeted small firms to get better professional liability coverage for less, and securing regulatory approval in 14 states by the end of January. Additionally, words such as “may,” “believe,” “will” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the events or results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include difficulties in implementing our new business plan, difficult economic conditions and increased competitive pressures in the insurance industry, and unexpected changes in insurance regulations. Further information about AmerInst’s risk factors is contained in its filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2008. AmerInst does not undertake any duty nor does it intend to update the results of these forward-looking statements.